PRICEWATERHOUSECOOPERS LLP
                                                 CHARTERED ACCOUNTANTS
                                                 PO Box 82
                                                 Royal Trust Tower,
                                                 Suite 3000
                                                 Toronto Dominion Centre
                                                 Toronto, Ontario
                                                 Canada M5K 1G8
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                                                 Facsimile +(416) 365-8215


PRIVATE AND CONFIDENTIAL

Securities and Exchange Commission
450 Fifth Street North West
Washington, D.C.  20549
U.S.A.

February 22, 2002

We have read the statements made by Aucxis Corp. (formerly e-Auction Global Trading Inc.) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 21, 2002. We agree with the statements concerning our firm in such Form 8-K.


Yours very truly,



/s/ PricewaterhouseCoopers LLP

Chartered Accountants